Exhibit 99.1

Tabula Rasa HealthCare Reports Fourth Quarter and Full Year 2022 Financial Results

Fourth Quarter Concludes Successful Transformational Year, With Company Sharpening Focus and Laying a Foundation for Sustainable, Profitable Growth

Recently Completed Sales of SinfoníaRx and DoseMe

Shares Full Year 2023 Revenue Guidance and Adjusted EBITDA Guidance

MOORESTOWN, N.J., March 6, 2023 /PRNewswire/ – Tabula Rasa HealthCare, Inc.® (Nasdaq:TRHC) (“TRHC” or the “Company”), a leading healthcare technology company advancing the safe use of medications, today reported financial results for the fourth quarter and full year ended December 31, 2022.

Highlights from fourth quarter and full year 2022 include:

Quarter ended December 31, 2022:

●	Fourth quarter revenue from continuing operations of $82.7 million, representing a 20% increase versus the prior year fourth quarter
~~●~~	Fourth quarter GAAP net loss and adjusted EBITDA from continuing operations of $18.4 million and $4.1 million, respectively

Full year ended December 31, 2022:

●	Full year 2022 revenue from continuing operations of $299.5 million, representing a 15% increase versus the prior year
●	Full year 2022 GAAP net loss and adjusted EBITDA from continuing operations of $77.3 million and $9.3 million, respectively

“Since the leadership changes announced last September, we have taken a number of transformational steps to reposition TRHC for long-term success and profitable growth. These include strengthening our management team, refreshing our Board of Directors, and divesting two non-core businesses, which is allowing the Company to refocus its vision and better deliver consistent execution of our financial and strategic objectives. We are in a strong position as we enter 2023, and I am extremely proud of our team members and what we have accomplished over the last year as we continue to make positive impacts on patient care for our customers,” said Brian Adams, President and Interim Chief Executive Officer.

Key Financial Results
(in millions except percentages)

	Q4			Full Year
	2022	2021	% Change	2022	2021	% Change
Revenue from continuing operations	$82.7	$68.9	20%	$299.5	$259.9	15%
Gross margin	23.8%	26.6%		22.3%	25.6%
Adjusted gross margin	24.6%	28.7%		23.7%	27.6%
GAAP net loss from continuing operations	$(18.4)	$(13.0)	(41)%	$(77.3)	$(52.2)	48%
Adjusted net loss from continuing operations	$(1.2)	$(0.8)	(41)%	$(10.1)	$(5.7)	77%
Adjusted EBITDA from continuing operations	$4.1	$4.1	—%	$9.3	$12.1	(23)%

Fourth Quarter 2022 Financial Results

All comparisons, unless otherwise noted, are to the three months ended December 31, 2021, and reflect continuing operations. During the fourth quarter of 2022, the Company retitled its revenue categories from product revenue and service revenue to medication revenue and technology-enabled solutions revenue, respectively, in its consolidated statements of operations and notes to the consolidated financial statements. The changes had no impact to amounts previously reported.

●	Revenue – Revenue of $82.7 million increased 20% compared to $68.9 million in 2021 and increased 7% as compared to the third quarter of 2022. Medication revenue (previously, product revenue) of $64.4 million increased 27% due to continued strong PACE participant growth at existing centers and the onboarding of a large, new PACE program. Technology-enabled solutions revenue (previously, service revenue) of $18.3 million was flat as compared to the year ago period. Excluding $2.2 million of revenue related to the concluded CMS Enhanced Medication Therapy Management (“EMTM”) pilot program included in the fourth quarter of 2021, technology-enabled solutions revenue increased 14%, driven by our pharmacy benefits management (“PBM”) and risk adjustment services.

●	Gross Margin – Gross margin (exclusive of depreciation and amortization) of $19.7 million (23.8% of revenue) increased 7% as compared to $18.3 million (26.6% of revenue) a year ago and increased 17% as compared to the third quarter of 2022. Adjusted gross margin of $20.4 million (24.6% of revenue) increased 3% as compared to $19.8 million (28.7% of revenue) a year ago and increased 13% as compared to the third quarter of 2022. The decline in gross margin (exclusive of depreciation and amortization) vs. the year-ago period as a percentage of revenue was largely driven by revenue mix and increased shipping charges.

●	GAAP Net Loss – GAAP net loss from continuing operations of $18.4 million compared to a net loss of $13.0 million for the fourth quarter of 2021 and to a net loss of $25.9 million in the third quarter of 2022. The decline vs. the prior year quarter was primarily driven by non-cash impairment charges related to lease termination and other costs in connection with a reduced real estate footprint and severance costs.

GAAP net loss from discontinued operations of $11.3 million compares to a net loss of $8.3 million a year ago and to a net loss of $14.2 million in the third quarter of 2022. All periods include the SinfoníaRx and DoseMe businesses. As previously announced on March 2, 2023, TRHC completed the sales of SinfoníaRx and DoseMe during the first quarter of 2023.

●	Adjusted EBITDA – Adjusted EBITDA from continuing operations of $4.1 million (5.0% of revenue) is flat to the prior year and increased 102% as compared to the third quarter of 2022.

Full Year 2022 Financial Results

All comparisons, unless otherwise noted, are to the full year 2021 and reflect continuing operations.

●	Revenue – Revenue of $299.5 million increased 15% compared to $259.9 million in 2021. Medication revenue of $231.1 million increased 22% due to strong PACE participant growth among existing centers and new clients onboarded during the year. Technology-enabled solutions revenue of $68.5 million decreased 3% from the year ago period. Excluding $9.2 million of revenue related to the EMTM pilot program included in 2021, technology-enabled solutions revenue increased 12%, driven by PBM and risk adjustment services.

●	Gross Margin – Gross margin (exclusive of depreciation and amortization) of $66.9 million (22.3% of revenue) increased 1% as compared to $66.5 million (25.6% of revenue) a year ago. Adjusted gross margin of $71.1 million (23.7% of revenue) decreased 1% as compared to $71.6 million (27.6% of revenue) a year ago. The decline in gross margin (exclusive of depreciation and amortization) as a percentage of revenue was largely driven by revenue mix and increased shipping charges.

●	GAAP Net Loss – GAAP net loss from continuing operations of $77.3 million compared to a net loss of $52.2 million a year ago, with the decline primarily driven by non-cash impairment charges, divestiture activities, and severance costs.

GAAP net loss from discontinued operations of $70.2 million compares to a net loss of $26.8 million a year ago and includes PrescribeWellness for the first seven months of 2022, SinfoníaRx, and DoseMe. All three businesses were identified by management as non-strategic and have been divested.

●	Adjusted EBITDA – Adjusted EBITDA from continuing operations of $9.3 million (3.1% of revenue) declined as compared to $12.1 million (4.7% of revenue) a year ago, primarily due to increased expenses related to business process outsourcing agreements, as well as reasons above impacting gross margin.

A reconciliation of generally accepted accounting principles (“GAAP”) in the United States to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Operational Metrics

To provide transparency into our financial results, we are providing the following operational metrics. The average revenue per participant per month figures below are calculated in the same manner as the previously reported per member per month metrics.

	As of
	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
PACE census[1]:
Medication census	17,170	17,621	18,639	19,806	20,555
Technology-enabled solutions census	49,769	50,038	50,763	52,230	53,430
Total PACE census	49,769	50,038	50,763	52,230	53,430

	Three Months Ended
	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022
PACE average revenue per participant per month:
Medication average revenue per participant per month[2]	$989	$978	$1,036	$1,051	$1,056
Technology-enabled solutions revenue per participant per month[3]	90	89	91	91	92
Total PACE average revenue per participant per month	427	428	459	474	494

PACE backlog as of December 31, 2022, was valued at $78 million in annual revenue at maturity, which the Company defines as enrollment of 250 participants for PACE clients. By comparison, PACE backlog was valued at $54 million as of September 30, 2022.

Outlook

Based on current market conditions and our expectations as of today, we are introducing first quarter and full year 2023 financial guidance as follows:

			Year over year growth
	Low	High	Low	High

Three Months Ended March 31, 2023	(in millions except percentages)
Total revenue from continuing operations	$82.0	$84.0	22%	25%
Adjusted EBITDA from continuing operations	$3.0	$4.0	177%	270%

			Year over year growth
	Low	High	Low	High

Year Ended December 31, 2023	(in millions except percentages)
Total revenue from continuing operations	$343.0	$354.0	15%	18%
Adjusted EBITDA from continuing operations	$17.0	$20.0	82%	114%

1    Defined as the number of PACE participants utilizing at least one of our solution lines.

2    This metric is calculated as quarterly medication revenue from PACE clients divided by quarterly member months.

3    This metric is calculated as quarterly technology-enabled solutions revenue from PACE clients across all solution lines divided by quarterly member months

Upcoming Events

Members of TRHC’s executive team are currently expected to present at the following conferences:

●	RBC Capital Markets 2023 Global Healthcare Conference in New York, NY, May 16-17,
●	SVB Securities Healthcare Crossroads Conference in Austin, TX, May 30-June 1,
●	Stifel 2023 Cross Sector Insight Conference in Boston, MA, June 6-7, and
●	43rd Annual William Blair Growth Conference in Chicago, IL, June 6-8

Quarterly Conference Call

The fourth quarter and full year 2022 earnings conference call and webcast will be held tomorrow, Tuesday, March 7, at 8:30 a.m. ET. Those interested in participating via webcast in listen-only mode can access the event here. For participants who would like to participate via telephone, please register here to receive the dial-in number along with a unique PIN number that is required to access the call. A replay of the earnings call will be available via webcast at the Investor Relations section of TRHC’s website (ir.tabularasahealthcare.com).

About Tabula Rasa HealthCare

Tabula Rasa HealthCare provides medication safety solutions that empower healthcare professionals and consumers to optimize medication regimens, combating medication overload and reducing adverse drug events. TRHC’s proprietary technology solutions, including MedWise®, improve patient outcomes, reduce hospitalizations, and lower healthcare costs. TRHC’s extensive clinical tele-pharmacy network improves care for patients nationwide. Its solutions are trusted by health plans and at-risk provider groups to help drive value-based care. For more information, visit TRHC.com.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with GAAP, TRHC is also reporting gross margin, adjusted EBITDA, adjusted cost of revenue, adjusted gross margin, adjusted operating expenses, adjusted operating income (loss), and adjusted net income (loss), which are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. TRHC presents adjusted EBITDA and the other non-GAAP financial measures in this release because it considers each of them to be an important supplemental measure of performance. TRHC also intends to provide adjusted EBITDA and the other non-GAAP financial measures in this release as part of the Company’s future earnings discussions and, therefore, their inclusion should provide consistency in the Company’s financial reporting.

Adjusted EBITDA consists of net loss plus certain other expenses, which include interest expense, provision for income tax, depreciation and amortization, change in fair value of contingent consideration receivable, impairment charges, business optimization expenses, severance costs, executive transition costs, cooperation agreement costs, divestiture-related expense, acquisition-related expense, stock-based compensation expense, loss on disposal of business, and settlement costs. TRHC considers business optimization expenses to include contract termination payments, lease termination costs, retention payments, and other employee and non-recurring vendor costs incurred related to its business optimization initiatives during 2022 and 2021. TRHC considers severance costs to include severance costs related to the realignment of its resources. TRHC considers executive transition costs to include non-recurring costs related to the hiring and onboarding of new named executive officers and separation costs related to former named executive officers. TRHC considers cooperation agreement costs to include legal, professional services, and other non-recurring costs related to the Company’s cooperation agreement with Indaba Capital Management. TRHC considers divestiture-related expense to include non-recurring direct transaction costs. TRHC considers acquisition-related expense to include non-recurring direct transaction and integration costs. TRHC considers loss on disposal of business to include non-recurring loss resulting from the sale of the PrescribeWellness Business. TRHC considers settlement costs to include amounts payable by TRHC or reductions to amounts owed to TRHC as a result of a contractual settlement. TRHC uses adjusted EBITDA for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. TRHC believes that adjusted EBITDA provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance.

TRHC defines adjusted cost of revenue as cost of revenue as presented on the consolidated statements of operations less those certain other expenses which are added to operating loss in calculating adjusted operating loss, including stock-based compensation expense and such other expenses, in each case to the extent that they are included in cost of revenue. TRHC believes adjusted cost of revenue provides the analyst and investor more accurate information regarding the actual cost of products and services provided by TRHC, excluding the impact of certain non-cash charges like stock-based compensation expense, and cost of revenue that are not recurring components of its core product and service costs, for better comparability of its cost of revenue between periods.

TRHC defines gross margin as total revenue less total cost of revenue (exclusive of depreciation and amortization) as presented on the consolidated statements of operations. TRHC defines adjusted gross margin as total revenue less total cost of revenue (exclusive of depreciation and amortization) as presented on the consolidated statements of operations, excluding the impact of those certain other expenses which are added to operating loss in calculating adjusted operating loss, including stock-based compensation expense and such other expenses, in each case to the extent that they are included in cost of revenue. TRHC believes adjusted gross margin provides the analyst and investor more accurate information regarding its core profit margin on sales, excluding the impact of certain non-cash charges like stock-based compensation expense, and cost of revenue that are not recurring components of its core product and service costs, for better comparability of gross margin between periods.

TRHC defines adjusted operating expenses as operating expenses as presented on the consolidated statements of operations plus or minus (as applicable) the impact those expenses added or subtracted from operating income (loss) in calculating adjusted operating income (loss), in each case to the extent they are included in operating expense. TRHC believes adjusted operating expenses provides the analyst and investor more accurate information regarding its core operating expenses, which include research and development costs, sales and marketing costs, general and administrative costs, depreciation of property and equipment, and amortization of software development costs, excluding the impact of certain non-cash charges like amortization of intangible assets acquired in prior business acquisitions and stock-based compensation expense, and charges that are not recurring components of its core operating expenses, for better comparability between periods.

TRHC defines adjusted operating income (loss) as operating income (loss) plus or minus (as applicable) amortization of acquired intangibles, change in fair value of contingent consideration receivable, impairment charges, business optimization expenses, severance costs, executive transition costs, cooperation agreement costs, divestiture-related expense, acquisition-related expense, and stock-based compensation expense. The items included in the calculation of adjusted EBITDA are determined in calculating adjusted operating income (loss) in the same manner. TRHC believes adjusted operating income (loss) provides the analyst and investor more accurate information regarding its core operating loss, excluding the impact of certain non-cash charges like amortization of intangible assets acquired in prior business acquisitions and stock-based compensation expense, and charges that are not recurring components of its core operating expenses, for better comparability between periods.

TRHC defines adjusted net income (loss) as net income (loss) plus or minus (as applicable) the impact of those expenses added or subtracted from operating income (loss) in calculating adjusted operating income (loss) along with the impact of amortization of debt discount and issuance costs, and the tax impact of all those items using an effective statutory tax rate on pre-tax loss adjusted for those items. TRHC believes adjusted net income (loss) provides the analyst and investor more accurate information regarding its core income (loss), excluding the impact of certain non-cash charges like amortization of intangible assets acquired in prior business acquisitions and stock-based compensation expense, and charges that are not recurring components of its core product and service costs or core operating expenses, for better comparability between periods.

In addition to the reasons given above for providing each of the Non-GAAP financial measures, TRHC believes each of these provide the analyst and investor more accurate information for better comparability to other companies, although such other companies may calculate Non-GAAP financial measures differently than TRHC.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliations of adjusted EBITDA, adjusted cost of revenue, adjusted gross margin, adjusted operating expenses, adjusted operating income (loss), and adjusted net income (loss) to its most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or similar expressions. You should read these statements carefully because they discuss future expectations, contain projections of future results of operations or financial condition, or state other “forward-looking” information. These statements relate to, without limitation, our future plans, objectives, expectations, intentions, and financial performance and the assumptions that underlie these statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to: (i) our expectations regarding industry and market trends, including the expected growth and continued structural change and consolidation in the market for healthcare in the United States; (ii) our expectations about the growth of Programs of All-Inclusive Care for the Elderly (“PACE”) organizations; (iii) our expectations about private payers establishing their own at-risk programs; (iv) the advantages of our solutions as compared to those of competitors; (v) our estimates about our financial performance; (vi) the visibility into future cash flows from our business model; (vii) our ability to reduce expenses as a result of our disposition of non-core businesses; (viii) our growth strategy, including our ability to grow our client base; (ix) our plans to further penetrate existing markets and enter new markets; (x) expectations of earnings, revenue, and other financial items; (xi) plans, strategies, and objectives of management for future operations; (xii) our ability to establish and maintain intellectual property rights; (xiii) our ability to retain and hire necessary associates and appropriately staff our operations; (xiv) future capital expenditures; (xv) future economic conditions or performance; (xvi) our plans to pursue strategic acquisitions and partnerships; (xvii) our plans to expand and enhance our solutions; and (xviii) our estimates regarding capital requirements and needs for additional financing; and (xix) the risks described in Part I, Item 1A of our 2021 Form 10-K, to be included in Part I, Item IA of our 2022 Form 10-K to be filed shortly, and our other filings and reports filed with or furnished to the Securities and Exchange Commission. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. These statements, like all statements in this report, speak only as of their date, and we undertake no obligation to update or revise these statements in light of future developments, except as required by applicable law. We caution investors that our business and financial performance are subject to substantial risks and uncertainties.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$70,017	$9,395
Restricted cash	12,372	6,038
Accounts receivable, net	19,252	21,405
Inventories	6,566	5,444
Prepaid expenses	4,664	3,812
Client claims receivable	16,377	11,257
Other current assets	18,187	18,033
Current assets of discontinued operations	22,825	14,511
Total current assets	170,260	89,895
Property and equipment, net	9,158	11,778
Operating lease right-of-use assets	10,483	16,323
Software development costs, net	32,592	29,254
Goodwill	115,323	115,323
Intangible assets, net	38,326	45,358
Contingent consideration receivable	3,350	—
Other assets	4,657	3,929
Noncurrent assets of discontinued operations	—	187,558
Total assets	$384,149	$499,418

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Current operating lease liabilities	$2,708	$3,275
Accounts payable	19,459	8,870
Client claims payable	10,781	8,398
Accrued expenses and other liabilities	55,745	40,997
Current liabilities of discontinued operations	13,389	12,380
Total current liabilities	102,082	73,920
Line of credit	—	29,500
Long-term debt, net of discount	232,112	319,299
Long-term debt – related party, net of discount	88,522	—
Noncurrent operating lease liabilities	12,786	15,792
Deferred income tax liability, net	1,380	1,402
Other long-term liabilities	4,298	176
Noncurrent liabilities of discontinued operations	—	3,573
Total liabilities	441,180	443,662

Stockholders’ equity (deficit):
Common stock	3	3
Treasury stock	(3,391)	(4,292)
Additional paid-in capital	354,214	320,392
Accumulated deficit	(407,857)	(260,347)
Total stockholders’ equity (deficit)	(57,031)	55,756
Total liabilities and stockholders’ equity (deficit)	$384,149	$499,418

TABULA RASA HEALTHCARE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue:
Medication revenue	$64,407	$50,570	$231,052	$189,591
Technology-enabled solutions revenue	18,301	18,327	68,464	70,291
Total revenue	82,708	68,897	299,516	259,882
Cost of revenue, exclusive of depreciation and amortization shown below:
Cost of medication revenue	49,370	38,761	178,527	143,700
Cost of technology-enabled solutions revenue	13,646	11,803	54,076	49,678
Total cost of revenue, exclusive of depreciation and amortization	63,016	50,564	232,603	193,378
Operating expenses:
Research and development	3,257	3,560	14,483	14,629
Sales and marketing	2,813	2,814	10,491	11,039
General and administrative	16,029	17,370	74,974	63,095
Change in fair value of contingent consideration receivable	3,650	—	3,650	—
Long-lived asset impairment charge	4,881	—	8,943	—
Depreciation and amortization	6,393	5,373	23,347	20,482
Total operating expenses	37,023	29,117	135,888	109,245
Loss from operations	(17,331)	(10,784)	(68,975)	(42,741)
Other income (expense):
Interest expense, net	(1,604)	(2,148)	(9,034)	(9,107)
Other income	585	—	1,064	—
Total other expense, net	(1,019)	(2,148)	(7,970)	(9,107)
Loss from continuing operations before income taxes	(18,350)	(12,932)	(76,945)	(51,848)
Income tax expense	21	106	389	390
Net loss from continuing operations	(18,371)	(13,038)	(77,334)	(52,238)
Net loss from discontinued operations, net of tax	(11,271)	(8,333)	(70,176)	(26,817)
Net loss	$(29,642)	$(21,371)	$(147,510)	$(79,055)

Net loss per share:
Net loss per share from continuing operations, basic and diluted	$(0.74)	$(0.55)	$(3.18)	$(2.24)
Net loss per share from discontinued operations, basic and diluted	(0.45)	(0.36)	(2.89)	(1.15)
Total net loss per share, basic and diluted	$(1.19)	$(0.91)	$(6.07)	$(3.39)

Weighted average common shares outstanding, basic and diluted	24,939,826	23,470,252	24,293,483	23,290,660

TABULA RASA HEALTHCARE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended
	December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(147,510)	$(79,055)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	30,678	47,706
Amortization of deferred financing costs and debt discount	2,309	2,185
Deferred taxes	(22)	513
Stock-based compensation	36,831	38,454
Change in fair value of contingent consideration receivable	3,650	—
Acquisition-related contingent consideration paid	—	(67)
Impairment charges	56,828	—
Loss on divestiture of business	2,879	—
Other noncash items	70	39
Changes in operating assets and liabilities, net of effect of divestiture:
Accounts receivable, net	5,542	(1,526)
Inventories	(1,122)	(1,183)
Prepaid expenses and other current assets	(3,410)	(8,834)
Client claims receivables	(5,120)	2,697
Other assets	(1,315)	(2,057)
Accounts payable	8,697	1,982
Accrued expenses and other liabilities	12,211	14,294
Client claims payables	2,383	664
Other long-term liabilities	3,778	(360)
Net cash provided by operating activities	7,357	15,452

Cash flows from investing activities:
Purchases of property and equipment	(2,285)	(3,350)
Software development costs	(26,451)	(31,844)
Proceeds from divestiture of business	120,038	—
Net cash provided by (used in) investing activities	91,302	(35,194)

Cash flows from financing activities:
Proceeds from exercise of stock options	73	4,072
Payments for employee taxes for shares withheld	(2,181)	(3)
Payments for debt financing costs	(350)	(8)
Borrowings on line of credit	27,700	29,500
Repayments of line of credit	(57,200)	(10,000)
Payment of acquisition-related notes payable	—	(16,542)
Payments of acquisition-related contingent consideration	—	(99)
Repayments of long-term debt and finance leases	—	(4)
Net cash (used in) provided by financing activities	(31,958)	6,916

Net increase (decrease) in cash, cash equivalents and restricted cash	66,701	(12,826)
Cash, cash equivalents and restricted cash, beginning of year	15,706	28,532
Cash, cash equivalents and restricted cash, end of year	$82,407	$15,706

TABULA RASA HEALTHCARE, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of Net Loss to Adjusted EBITDA from Continuing Operations
Net loss	$(29,642)	$(21,371)	$(147,510)	$(79,055)
Add:
Interest expense, net	1,604	2,148	9,034	9,107
Income tax expense	21	106	389	390
Depreciation and amortization	6,393	5,373	23,347	20,482
Change in fair value of contingent consideration receivable	3,650	—	3,650	—
Impairment charges	4,881	—	8,943	—
Business optimization expenses	85	1,061	872	1,061
Severance costs	1,421	371	2,118	887
Executive transition	—	—	1,971	—
Cooperation agreement costs	(142)	—	980	—
Divestiture-related expense	390	—	2,981	—
Acquisition-related expense	—	—	—	217
Stock-based compensation expense	4,205	8,091	32,378	32,191
Loss from discontinued operations	11,271	8,333	70,176	26,817
Adjusted EBITDA from continuing operations	$4,137	$4,112	$9,329	$12,097
Adjusted EBITDA (loss) from discontinued operations	(5,207)	220	(6,243)	7,514
Total Adjusted EBITDA (loss)	$(1,070)	$4,332	$3,086	$19,611

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Reconciliation of Net Loss from Discontinued Operations, net of tax to Adjusted EBITDA (Loss) from Discontinued Operations
Net loss from discontinued operations, net of tax	$(11,271)	$(8,333)	$(70,176)	$(26,817)
Add:
Income tax expense (benefit)	344	55	(318)	237
Depreciation and amortization	—	6,990	7,331	27,224
Impairment charges	5,592	—	47,885	—
Loss on disposal of business	—	—	2,879	—
Business optimization expenses	—	107	—	107
Severance costs	39	—	39	—
Settlement	—	—	1,448	500
Divestiture-related expense	—	—	216	—
Stock-based compensation expense	89	1,401	4,453	6,263
Adjusted EBITDA (loss) from discontinued operations	$(5,207)	$220	$(6,243)	$7,514

TABULA RASA HEALTHCARE, INC.

UNAUDITED RECONCILIATION OF STATEMENT OF OPERATIONS TO NON-GAAP MEASURES

(In thousands)

	Three Months Ended December 31, 2022
	Cost of Revenue	Gross Margin	Operating Expenses	Operating Loss	Net Loss
Reconciliation of statement of operations to adjusted amounts from continuing operations
Statement of operations amounts	$63,016	$19,692	$37,023	$(17,331)	$(18,371)
Adjustments:
Amortization of acquired intangibles	—	—	(1,949)	1,949	1,949
Change in fair value of contingent consideration receivable	—	—	(3,650)	3,650	3,650
Impairment charges	—	—	(4,881)	4,881	4,881
Amortization of debt discount and issuance costs	—	—	—	—	337
Business optimization expenses	—	—	(85)	85	85
Severance costs	—	—	(1,421)	1,421	1,421
Cooperation agreement costs	—	—	142	(142)	(142)
Divestiture-related expense	—	—	(390)	390	390
Stock-based compensation expense	(681)	681	(3,524)	4,205	4,205
Impact to income taxes	—	—	—	—	431
Adjusted amounts	$62,335	$20,373	$21,265	$(892)	$(1,164)

	Three Months Ended September 30, 2022
	Cost of Revenue	Gross Margin	Operating Expenses	Operating Loss	Net Loss
Reconciliation of statement of operations to adjusted amounts from continuing operations
Statement of operations amounts	$60,235	$16,866	$40,515	$(23,649)	$(25,880)
Adjustments:
Amortization of acquired intangibles	—	—	(1,694)	1,694	1,694
Amortization of debt discount and issuance costs	—	—	—	—	1,033
Severance costs	—	—	(122)	122	122
Executive transition	—	—	(1,821)	1,821	1,821
Cooperation agreement costs	—	—	(1,122)	1,122	1,122
Divestiture-related expense	—	—	(1,057)	1,057	1,057
Stock-based compensation expense	(1,124)	1,124	(14,254)	15,378	15,378
Impact to income taxes	—	—	—	—	947
Adjusted amounts	$59,111	$17,990	$20,445	$(2,455)	$(2,706)

	Three Months Ended December 31, 2021
	Cost of Revenue	Gross Margin	Operating Expenses	Operating Loss	Net Loss
Reconciliation of statement of operations to adjusted amounts from continuing operations
Statement of operations amounts	$50,564	$18,333	$29,117	$(10,784)	$(13,038)
Adjustments:
Amortization of acquired intangibles	—	—	(1,822)	1,822	1,822
Amortization of debt discount and issuance costs	—	—	—	—	471
Business optimization expenses	—	—	(1,061)	1,061	1,061
Severance costs	—	—	(371)	371	371
Stock-based compensation expense	(1,431)	1,431	(6,660)	8,091	8,091
Impact to income taxes	—	—	—	—	397
Adjusted amounts	$49,133	$19,764	$19,203	$561	$(825)

TABULA RASA HEALTHCARE, INC.

UNAUDITED RECONCILIATION OF STATEMENT OF OPERATIONS TO NON-GAAP MEASURES

(In thousands)

	Year Ended December 31, 2022
	Cost of Revenue	Gross Margin	Operating Expenses	Operating Loss	Net Loss
Reconciliation of statement of operations to adjusted amounts from continuing operations
Statement of operations amounts	$232,603	$66,913	$135,888	$(68,975)	$(77,334)
Adjustments:
Amortization of acquired intangibles	—	—	(7,032)	7,032	7,032
Change in fair value of contingent consideration receivable	—	—	(3,650)	3,650	3,650
Impairment charges	—	—	(8,943)	8,943	8,943
Amortization of debt discount and issuance costs	—	—	—	—	2,309
Business optimization expenses	(433)	433	(439)	872	872
Severance costs	—	—	(2,118)	2,118	2,118
Executive transition	—	—	(1,971)	1,971	1,971
Cooperation agreement costs	—	—	(980)	980	980
Divestiture-related expense	—	—	(2,981)	2,981	2,981
Stock-based compensation expense	(3,723)	3,723	(28,655)	32,378	32,378
Impact to income taxes	—	—	—	—	3,963
Adjusted amounts	$228,447	$71,069	$79,119	$(8,050)	$(10,137)

	Year Ended December 31, 2021
	Cost of Revenue	Gross Margin	Operating Expenses	Operating Loss	Net Loss
Reconciliation of statement of operations to adjusted amounts from continuing operations
Statement of operations amounts	$193,378	$66,504	$109,245	$(42,741)	$(52,238)
Adjustments:
Amortization of acquired intangibles	—	—	(7,560)	7,560	7,560
Amortization of debt discount and issuance costs	—	—	—	—	2,185
Business optimization expenses	—	—	(1,061)	1,061	1,061
Severance costs	(197)	197	(690)	887	887
Acquisition-related expense	—	—	(217)	217	217
Stock-based compensation expense	(4,914)	4,914	(27,277)	32,191	32,191
Impact to income taxes	—	—	—	—	2,410
Adjusted amounts	$188,267	$71,615	$72,440	$(825)	$(5,727)

Contact:

Investors

Frank Sparacino

fsparacino@trhc.com

T: 312-451-2157

Media

Anthony Mirenda

amirenda@trhc.com

T: 908-380-2143